Exhibit 99.1

Beacon Roofing Supply Reports First Quarter 2017 Results

•	Record first quarter sales of $1.00 billion

•	First quarter EPS of $0.33 ($0.44 Adjusted) vs. $0.12 ($0.41 Adjusted) in the prior year

•	First quarter net income of $20.4 million vs. $7.1 million in the prior year

•	First quarter Adjusted EBITDA grew 9.0% to $80.0 million from $73.4 million in the prior year

•	Completed three acquisitions adding 9 branches in the fiscal year to date

HERNDON, VA. — (BUSINESS WIRE) —Beacon Roofing Supply, Inc. (NASDAQ: BECN) announced results today for its first quarter ended December 31, 2016 of the fiscal year ending September 30, 2017 (“2017” or “Fiscal 2017”).

Paul Isabella, the Company’s President and Chief Executive Officer, stated: “Fiscal 2017 is off to a solid start with a third consecutive quarter of sales greater than $1 billion. Our residential roofing business delivered 6.5% daily sales growth in existing markets, representing the 11th consecutive quarter in which we demonstrated year-over-year improvement. Gross margin remains robust, exceeding 25%, a 117 basis point improvement over last year. This increase results from a product mix shift as well as our pricing discipline and initiatives. More normalized weather conditions have made for challenging sales comparisons to last year’s mild fall and winter, but should provide benefit in the latter half of the year. We continue deployment of our growth strategy in 2017 including integrating the three great acquisitions made in December and January that added nine branches, including seven in the Pacific Northwest. As we move forward this year, we will maintain our focus on sales growth, gross margin stability and improved operating leverage, all of which should enable us to deliver another great year of performance and earnings for our shareholders.”

First Quarter

Total sales increased 2.6% to a first quarter record of $1.00 billion in fiscal 2017, from $976.5 million in 2016. Residential roofing product sales increased 7.2%, non-residential roofing product sales declined 10.4%, and complementary product sales increased 19.8% over the prior year. Existing markets same day sales, excluding acquisitions, decreased 0.3% for the quarter. The first quarter of fiscal 2017 and 2016 had 61 and 62 business days, respectively.

Net income for the first quarter was $20.4 million, compared to $7.1 million in 2016. First quarter EPS was $0.33, compared to $0.12 in 2016. Adjusted Net Income, after removing the impact of certain non-recurring acquisition-related costs, was $27.0 million in the first quarter 2017, with Adjusted EPS of $0.44; compared to Adjusted Net Income of $24.7 million in the first quarter 2016 with Adjusted EPS of $0.41 (see included financial tables for a reconciliation of “Adjusted”). Net income for the quarter was favorably impacted by attractive volume growth within residential roofing and strong levels of year-to-year gross margin improvement. Operating profits were negatively impacted by a decline in non-residential roofing sales, while expenses were impacted by the proportionately higher costs to serve residential customers.

The Company will host a webcast and conference call today at 5:00 p.m. EST to discuss these results. The webcast link and call-in details are as follows:

What:	Beacon Roofing Supply First Quarter 2017 Earnings Results Webcast and Conference Call

When:	Thursday, February 2, 2017

Time:	5:00 p.m. EST

Webcast:	http://ir.beaconroofingsupply.com/events.cfm (live and replay)

Live Call:	720-634-9063, Conf. ID #56848869

To assure timely access, conference call participants should dial in prior to the 5:00 p.m. start time.

Forward-Looking Statements:

This release contains information about management's view of the Company's future expectations, plans and prospects that constitute forward-looking statements for purposes of the safe harbor provisions under the Private Securities Litigation Reform Act of 1995. Actual results may differ materially from those indicated by such forward-looking statements as a result of various important factors, including, but not limited to, those set forth in the "Risk Factors" section of the Company's latest Form 10-K. In addition, the forward-looking statements included in this press release represent the Company's views as of the date of this press release and these views could change. However, while the Company may elect to update these forward-looking statements at some point, the Company specifically disclaims any obligation to do so, other than as required by federal securities laws. These forward-looking statements should not be relied upon as representing the Company's views as of any date subsequent to the date of this press release.

About Beacon Roofing Supply

Founded in 1928, Beacon Roofing Supply, Inc. is the largest publicly traded distributor of residential and commercial roofing materials and complementary building products, operating 373 branches throughout 47 states in the U.S. and 6 provinces in Canada. To learn more about Beacon and its family of regional brands, please visit www.becn.com.

BECN-F

Beacon Roofing Supply, Inc.
Joseph Nowicki, Executive VP & CFO

571-323-3940
JNowicki@becn.com

BEACON ROOFING SUPPLY, INC

Consolidated Statements of Operations

(In thousands, except share and per share amounts)

	Three Months Ended December 31,
	2016[1]	% of Net Sales	2015[2]	% of Net Sales

Net sales	$1,002,184	100.0%	$976,480	100.0%
Cost of products sold	751,117	74.9%	743,292	76.1%
Gross profit	251,067	25.1%	233,188	23.9%
Operating expense	204,110	20.4%	206,344	21.1%
Income from operations	46,957	4.7%	26,844	2.8%
Interest expense, financing costs, and other	13,574	1.4%	16,256	1.7%
Income before provision for income taxes	33,383	3.3%	10,588	1.1%
Provision for income taxes	12,953	1.3%	3,470	0.4%
Net income	$20,430	2.0%	$7,118	0.7%

Weighted-average common stock outstanding:
Basic	59,943,264		58,972,913
Diluted	60,993,080		59,962,033

Net income per share:
Basic	$0.34		$0.12
Diluted	$0.33		$0.12

[1]	The first quarter 2017 operating results include $1.2 million ($0.7 million, net of taxes) of non-recurring charges, $8.0 million ($4.9 million, net of taxes) of additional amortization for acquired intangibles, and $1.6 million ($1.0 million, net of taxes) of interest expense, financing costs, and other for the recognition of certain costs related to acquisitions completed in fiscal years 2016 and 2017. See “Adjusted Net Income and Adjusted EPS” table for further details.

[2]	The first quarter 2016 operating results include $20.0 million ($11.9 million, net of taxes) of non-recurring charges, $5.7 million ($3.4 million, net of taxes) of additional amortization for acquired intangibles, and $3.8 million ($2.3 million, net of taxes) of interest expense, financing costs, and other for the recognition of certain costs related to acquisitions completed in the first quarter of fiscal year 2016. See "Adjusted Net Income and Adjusted EPS" table for further details.

BEACON ROOFING SUPPLY, INC

Consolidated Balance Sheets

(In thousands)

	December 31, 2016	September 30, 2016	December 31, 2015
Assets
Current assets
Cash and cash equivalents	$73,271	$31,386	$32,210
Accounts receivable, net	489,898	626,965	489,172
Inventories	528,709	480,736	466,063
Prepaid expenses and other current assets	209,651	163,103	150,384
Total current assets	1,301,529	1,302,190	1,137,829

Property and equipment, net	147,340	148,569	145,607
Goodwill	1,197,550	1,197,565	1,162,111
Intangibles, net	444,210	464,024	487,477
Other assets, net	1,511	1,511	1,270
Total Assets	$3,092,140	$3,113,859	$2,934,294

Liabilities and Stockholders' Equity
Current liabilities:
Accounts payable	$336,837	$360,915	$347,205
Accrued expenses	166,479	161,113	151,547
Current portion of long-term obligations	14,610	14,811	14,287
Total current liabilities	517,926	536,839	513,039

Borrowings under revolving lines of credit, net	332,679	359,661	343,225
Long-term debt, net	722,516	722,929	722,888
Deferred income taxes, net	136,260	135,482	100,667
Long-term obligations under equipment financing and other, net	32,915	35,121	43,322
Total liabilities	1,742,296	1,790,032	1,723,141

Commitments and contingencies

Stockholders’ equity:
Common stock	600	598	591
Undesignated preferred stock	-	-	-
Additional paid-in capital	701,542	694,564	668,828
Retained earnings	667,752	647,322	564,523
Accumulated other comprehensive loss	(20,050)	(18,657)	(22,789)
Total stockholders' equity	1,349,844	1,323,827	1,211,153
Total Liabilities and Stockholders’ Equity	$3,092,140	$3,113,859	$2,934,294

BEACON ROOFING SUPPLY, INC

Consolidated Statements of Cash Flows

(In thousands)

	Three Months Ended December 31,
	2016	2015
Operating activities:
Net income	$20,430	$7,118
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	28,425	23,671
Stock-based compensation	3,816	7,179
Certain interest expense and other financing costs	1,418	2,425
Gain on sale of fixed assets	(312)	(300)
Deferred income taxes	788	(333)
Other, net	-	426
Changes in operating assets and liabilities, net of the effects of businesses acquired:
Accounts receivable	136,895	95,715
Inventories	(48,019)	43,514
Prepaid expenses and other assets	(46,594)	(1,773)
Accounts payable and accrued expenses	(18,724)	(132,967)
Net cash provided by operating activities	78,123	44,675

Investing activities:
Purchases of property and equipment	(7,280)	(2,153)
Acquisition of businesses	(1,850)	(941,156)
Proceeds from sales of assets	400	229
Net cash used in investing activities	(8,730)	(943,080)

Financing activities:
Borrowings under revolving lines of credit, net of repayments	(27,338)	340,750
Borrowings under term loan, net of repayments	(1,125)	263,250
Borrowings under Senior Notes	-	300,000
Repayments under equipment financing facilities and other	(2,405)	(1,367)
Payment of deferred financing costs	-	(27,813)
Proceeds from exercise of options	3,460	8,984
Taxes paid related to net share settelement of equity awards	(297)	-
Excess tax benefit from stock-based compensation	-	1,501
Net cash provided by (used in) financing activities	(27,705)	885,305

Effect of exchange rate changes on cash	197	(351)

Net decrease in cash and cash equivalents	41,885	(13,451)
Cash and cash equivalents, beginning of period	31,386	45,661
Cash and cash equivalents, end of period	$73,271	$32,210

BEACON ROOFING SUPPLY, INC

Consolidated Sales by Product Line

(Dollars in thousands)

Consolidated Sales by Product Line

	Three Months Ended December 31,
	2016		2015		Change
	Net Sales	Mix %	Net Sales	Mix %	$	%
Residential roofing products	$529,408	52.8%	$493,886	50.6%	$35,522	7.2%
Non-residential roofing products	311,874	31.1%	348,257	35.7%	(36,383)	-10.4%
Complementary building products	160,902	16.1%	134,337	13.7%	26,565	19.8%
	$1,002,184	100.0%	$976,480	100.0%	$25,704	2.6%

Consolidated Sales by Product Line for Existing Markets1

	Three Months Ended December 31,
	2016		2015		Change
	Net Sales	Mix %	Net Sales	Mix %	$	%
Residential roofing products	$516,721	54.1%	$493,054	50.6%	$23,667	4.8%
Non-residential roofing products	310,452	32.5%	348,257	35.8%	(37,805)	-10.9%
Complementary building products	127,930	13.4%	132,205	13.6%	(4,275)	-3.2%
	$955,103	100.0%	$973,516	100.0%	$(18,413)	-1.9%

Existing Market1 Sales By Business Day2

	Three Months Ended December 31,
	2016		2015		Change
	Net Sales	Mix %	Net Sales	Mix %	$	%
Residential roofing products	$8,471	54.1%	$7,952	50.6%	$519	6.5%
Non-residential roofing products	5,089	32.5%	5,617	35.8%	(528)	-9.4%
Complementary building products	2,097	13.4%	2,132	13.6%	(35)	-1.6%
	$15,657	100.0%	$15,701	100.0%	$(44)	-0.3%

[1]	Excludes acquired branches that have not been under ownership for at least four fiscal quarters prior to the start of fiscal year 2017
[2]	There were 61 and 62 business days in the quarters ended December 31, 2016 and 2015, respectively

BEACON ROOFING SUPPLY, INC

Adjusted Net Income and Adjusted EPS1

(In thousands except per share amounts)

	Three Months Ended December 31,
	2016		2015
	Amount	Per Share	Amount	Per Share
Net income	$20,430	$0.33	$7,118	$0.12
Company adjustments, net of income taxes:
Acquisition costs[2]	6,537	0.11	17,561	0.29
Adjusted Net Income	$26,967	$0.44	$24,679	$0.41

[1]	Adjusted Net Income is defined as net income excluding non-recurring costs and the incremental amortization of intangibles related to acquisitions completed in fiscal years 2016 and 2017. We believe that Adjusted Net Income is an operating performance metric that is useful to investors because it permits investors to better understand year-over-year changes in underlying operating performance. Adjusted net income per share or "Adjusted EPS" is calculated by dividing the Adjusted Net Income for the period by the weighted-average diluted shares outstanding for the period (see Consolidated Statements of Operations for amounts).

[2]	Acquisition costs reflect total non-recurring charges and the incremental amortization of intangibles related to acquisitions completed in fiscal years 2016 and 2017, net of $4.1 million and $12.0 million in tax for the three months ended December 31, 2016 and 2015, respectively.

While we believe Adjusted Net Income and Adjusted Net Income Per Share are useful measures for investors, these are not measurements presented in accordance with United States Generally Accepted Accounting Principles (“GAAP”). You should not consider Adjusted Net Income or Adjusted Net Income Per Share in isolation or as a substitute for net income and net loss per share or diluted earnings per share calculated in accordance with GAAP.

BEACON ROOFING SUPPLY, INC

Adjusted EBITDA1

(In thousands)

	Three Months Ended December 31,
	2016	2015
Net Income	$20,430	$7,118
Acquisition costs[2]	1,160	15,702
Interest expense, net	13,239	16,256
Income taxes	12,953	3,470
Depreciation and amortization	28,425	23,671
Stock-based compensation	3,816	7,179
Adjusted EBITDA	$80,023	$73,396

Adjusted EBITDA as a % of net sales	8.0%	7.5%

1	Adjusted EBITDA is defined as net income plus interest expense (net of interest income), income taxes, depreciation and amortization, adjustments to contingent consideration, stock-based compensation, and non-recurring acquisition costs from acquisitions completed in fiscal years 2016 and 2017. EBITDA is a measure commonly used in the distribution industry, and we present Adjusted EBITDA to enhance your understanding of our operating performance. Adjusted EBITDA is used in our bank covenants and we use Adjusted EBITDA as an internal performance measurement and as one criterion for evaluating our performance relative to that of our peers. We believe that Adjusted EBITDA is an operating performance measure that provides investors and analysts with a measure of operating results unaffected by differences in capital structures, capital investment cycles, and ages of related assets among otherwise comparable companies. Further, we believe that Adjusted EBITDA is a useful measure because it improves comparability of results of operations, since purchase accounting used for acquisitions can render depreciation and amortization non-comparable between periods. We use these supplemental measures to evaluate performance period over period and to analyze the underlying trends in our business and establish operational goals and forecasts that are used in allocating resources. We expect to compute our non-GAAP financial measures using the same consistent method from quarter-to-quarter and year-to-year.

[2]	Acquisition costs reflect all non-recurring charges related to acquisitions completed in fiscal years 2016 and 2017 (excluding the impact of tax) that are not embedded in other balances of the table. Certain portions of the total acquisition costs incurred are included in interest expense, income taxes, depreciation and amortization, and stock-based compensation.

While we believe Adjusted EBITDA is a useful measure for investors, it is not a measurement presented in accordance with GAAP. You should not consider Adjusted EBITDA in isolation or as a substitute for net income, cash flows from operations, or any other items calculated in accordance with GAAP. In addition, Adjusted EBITDA has inherent material limitations as a performance measure. It does not include interest expense. Because we have borrowed money, interest expense is a necessary element of our costs. In addition, Adjusted EBITDA does not include depreciation and amortization expense. Because we have capital and intangible assets, depreciation and amortization expense is a necessary element of our costs. Adjusted EBITDA also does not include stock-based compensation, which is a necessary element of our costs since we make stock awards to key members of management as an important incentive to maximize overall company performance and as a benefit. Moreover, Adjusted EBITDA does not include taxes, and payment of taxes is a necessary element of our operations. Accordingly, since Adjusted EBITDA excludes these items, it has material limitations as a performance measure. We separately monitor capital expenditures, which impact depreciation expense, as well as amortization expense, interest expense, stock-based compensation expense, and income tax expense. Because not all companies use identical calculations, our presentation of Adjusted EBITDA may not be comparable to other similarly titled measures of other companies.